Exhibit 10.2

SRS LABS, INC. PATENT REWARD PROGRAM

PATENT REWARD

•                  Filing of a U.S. utility patent application: $1,000 per inventor

•                  Issuance of a U.S. utility patent: $2,000 per inventor

•                  Does not apply to provisional patent applications or foreign patent applications